Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Incentive Compensation Plan of Kornit Digital Ltd. of our report, dated March 26, 2019, with respect to the consolidated financial statements of Kornit Digital Ltd. and its subsidiaries included in its Annual Report (Form 20-F) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 28, 2019	A Member of Ernst & Young Global